Exhibit 10.21

April 12, 2006

VIA FACSIMILE

Mr. Peter Morton

510 North Robertson Boulevard

Los Angeles, California  90048

Mr. Morton:

Reference is made to that certain Amended and Restated Supervisory Agreement, dated as of October 21, 1997 (the “Agreement”), between Hard Rock Hotel, Inc., a Nevada corporation (the “Company”), and you.

This letter confirms our agreement that, due to the Company’s application of EITF 99-19 and the resulting reclassification of certain revenues of the Company on a gross basis, the Company agrees to pay you an aggregate amount of $536,464 as final settlement and full satisfaction of the Supervisory Fees (as defined in the Agreement) payable to you under the Agreement for any and all periods ended prior to, and including, December 31, 2005.

After reviewing this letter, please indicate your agreement and acknowledgment of the foregoing by signing and returning a copy of this letter by facsimile to the undersigned at (702) 893-5094.

Very truly yours,

HARD ROCK HOTEL, INC.

By:	/s/ James D. Bowen
Name:	James D. Bowen
Title:	Chief Financial Officer

Agreed and acknowledged as of
the date first written above:

/s/ Peter A. Morton
Peter A. Morton